UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

incorporation)		Identification No.)
Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

24 Greenway Plaza Suite 1800 Houston, Texas (Address of principal executive offices)	77046 (Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	MSAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on June 12, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of MultiSensor AI Holdings, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2023 Incentive Award Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), reserved for issuance pursuant to awards (the “Plan Amendment”) by 500,000 shares to a total of 661,012 shares of common stock issuable pursuant to the Plan. As a result, the Plan Amendment became effective on June 12, 2026. A description of the material terms of the Plan Amendment is included under the heading “Proposal 3: Approval of Amendment to the Company’s 2023 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”), which is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2026, the Company held its Annual Meeting. At the Annual Meeting, a total of 1,306,286 shares of the Company’s common stock were present in person or by remote communication or represented by proxy at the meeting, representing approximately 64.686% of the Company’s outstanding common stock as of the April 14, 2026 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Proxy Statement.

Proposal 1: To elect Margaret Chu, Stuart (“Trip”) V. Flavin III, Daniel Friedberg, David Gow and Petros Kitsos as directors to hold office until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified.

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Margaret Chu	908,326	23,615	374,345
Stuart (“Trip”) V. Flavin III	906,656	25,285	374,345
Daniel Friedberg	907,188	24,753	374,345
David Gow	907,082	24,859	374,345
Petros Kitsos	853,273	78,668	374,345

Proposal 2: To ratify the appointment of Weaver and Tidwell L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes Cast For	Votes Cast Against	Abstentions
1,234,419	67,318	4,549

Proposal 3: To approve an amendment to the Company’s 2023 Incentive Award Plan to increase the number of shares of common stock authorized for issuance thereunder.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
786,276	142,330	3,335	374,345

Based on the foregoing votes, the director nominees were elected and each of Proposals 2 and 3 was approved. No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Second Amendment to the Infrared Cameras Holdings, Inc. 2023 Incentive Award Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTISENSOR AI HOLDINGS, INC.

Date: June 18, 2026	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer and Secretary